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                                                                  EXHIBIT 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated May 7, 1999 on MAP, S.A. financial statements, included in this Current Report on Form 8-K, into Iron Mountain Incorporated's previously filed registration statements on Forms S-3 (File No. 333-44185), S-4 (File Nos. 333-44187 and 333-67765) and S-8 (File Nos. 333-24803, 333-33191,
333-43901, 333-60919, 333-60921 and 333-67499).

                    /s/ Barbier Frinault & Associes
                        Arthur Andersen


Paris, France
July 2, 1999